Exhibit 99.1

HSW International’s Major Shareholder, HowStuffWorks,
Enters Into Merger Agreement with Discovery Communications

ATLANTA, Georgia—October 15, 2007—HSW International, Inc. (NASDAQ: HSWI), a developer and operator of Internet businesses focused on providing consumers in the world’s emerging digital economies with locally relevant, high quality information, today said that its largest shareholder, HowStuffWorks, Inc., had agreed to be acquired by Discovery Communications, LLC, the number-one nonfiction media company, dedicated to providing knowledge and satisfying curiosity across all platforms.

HSW International, which develops and operates businesses in Brazil and China, will remain a separate company. HSW International will continue to hold exclusive and perpetual rights to HowStuffWorks content in China and Brazil, as well as an option for content licenses in Russia and India.

Subject to consummation of the merger and other conditions, Discovery Communications and HSW International also plan to enter into an arrangement that will give HSW International digital publishing rights for Brazil and China to Discovery content that has been published on or integrated within the howstuffworks.com website. In addition, if such arrangement is entered into, it will provide that those rights would also be extended to India and Russia if HSW International exercises its option for those countries under the terms of its existing agreement with HowStuffWorks.

The closing of the proposed merger is subject to HSW International agreeing to amend certain provisions of existing agreements with HowStuffWorks, regulatory approval and certain other conditions. A Special Committee of independent directors has been appointed by HSW International to evaluate the amendments. If the Special Committee approves the amendments, HSW International will submit them to a majority vote of its shareholders, not including HowStuffWorks.

Additional details concerning this proposed transaction and the proposed amendments to HSW International agreements are available in HSW International’s Form 8-K, filed with the Securities and Exchange Commission (SEC) today and available on the websites of both HSW International (http://www.hswinternational.com/sec.cfm) and the SEC (www.sec.gov).

About HSW International, Inc.

HSW International, Inc. (NASDAQ: HSWI) develops and operates Internet businesses focused on providing consumers in the world’s emerging digital economies with locally relevant, high quality information. The Company is headquartered in Atlanta and incorporated in Delaware. HSW International is the exclusive licensee for the translation and publication of certain content from HowStuffWorks, Inc. in China and Brazil.

Forward-Looking Statements

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be in the future tense, and often include words such as “anticipate”, “expect”,

“project”, “believe”, “plan”, “estimate”, “intend”, “will” and “may”. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of HSW International. Relevant risks and uncertainties include those referenced in HSW International’s filings with the SEC, and include but are not limited to: the impact of the proposed merger between HowStuffWorks, Inc. and Discovery Communications, LLC and amendments to certain HSW International agreements required thereby; general industry conditions and competition; general economic conditions, such as interest rate and currency exchange rate fluctuations; economic and industry conditions specific to China and Brazil, such as the state of the telecommunications and Internet infrastructure in China and Brazil and uncertainty regarding protection of intellectual property in China and Brazil; challenges inherent in developing an online business in China and Brazil, including obtaining regulatory approvals and adjusting to changing political and economic policies; governmental laws and regulations, including unclear and changing laws and regulations related to the Internet sector in China; restrictions on certain intellectual property under agreements with third parties. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. HSW International assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

Information about the Proposed Amendments

In the event that the Special Committee evaluates the proposed amendments to HSW International’s agreements and determines that they are in the best interests of HSW International and its stockholders, HSW International will file a proxy statement soliciting stockholder approval of the proposed amendments that will contain more detail regarding the proposed amendments. INVESTORS AND SECURITY HOLDERS OF HSW INTERNATIONAL ARE URGED TO READ THESE MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED AMENDMENTS. The proxy statement and other relevant materials (if and when they become available) and any other documents filed by HSW International with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by HSW International by contacting HSW International’s Investor Relations at (404) 926-0660 or accessing HSW International’s website at www.hswint.com.

For Further Information:

HSW International Investor Relations

telephone: +1 (404) 926-0660

email: ir@hswint.com

or

Brion Tingler

Gavin Anderson & Co.

telephone: +1 212 515 1941

email: btingler@gavinanderson.com